UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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InfuSystem Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

MESON CAPITAL PARTNERS LLC

MESON CAPITAL PARTNERS LP

RYAN J. MORRIS

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

GLOBAL UNDERVALUED SECURITIES FUND, L.P.

GLOBAL UNDERVALUED SECURITIES FUND (QP), L.P.

GLOBAL UNDERVALUED SECURITIES FUND, LTD.

KLEINHEINZ CAPITAL PARTNERS, INC.

KLEINHEINZ CAPITAL PARTNERS LDC

JOHN B. KLEINHEINZ

BOSTON AVENUE CAPITAL LLC

CHARLES M. GILLMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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ATTORNEY CLIENT PRIVILEGED AND CONFIDENTIAL

DRAFT PRESS RELEASE

Concerned InfuSystem Stockholders Deliver Request to Call a Special Meeting of Stockholders

Urge InfuSystem Stockholders to Continue to Promptly Submit Agent Designations in Support of a Special Meeting

February 27, 2012 – Santa Monica, CA – Meson Capital Partners, LLC, Boston Avenue Capital, LLC, and The Global Undervalued Securities Master Fund, LP (the “Concerned InfuSystem Stockholders”) today announced their delivery to InfuSystem Holdings, Inc. (NYSE Amex:INFU) (“InfuSystem” or the “Company”) of a request to call a special meeting of the Company’s stockholders, supported by executed WHITE Agent Designation cards representing a majority of the Company’s shares. As previously announced and as further described in the definitive proxy statement of the Concerned InfuSystem Stockholders, the requested special meeting relates to the removal of the Company’s board and the election of new directors. Pursuant to the Company’s bylaws, the Company must call this special meeting within 75 days of receipt of the stockholders’ request – by May 12, 2012.

“We thank our fellow stockholders for their support and their participation in stockholder democracy,” Ryan Morris, Managing Member of Meson Capital, stated. “Their strong support for calling this special meeting indicates that the Company’s existing board has lost the confidence of the holders of the majority of the shares. These fellow stockholders seem to share our view that the existing Board’s course is not in the best interests of stockholders. We are pleased that the stockholder democratic process continues.”

The Concerned InfuSystem Stockholders note that the Company recently announced its annual meeting of stockholders has been scheduled for May 7, 2012. The Concerned InfuSystem Stockholders have also submitted director nominations for such meeting, but they believe that the risk of the Company’s delaying the annual meeting or otherwise thwarting stockholder democracy necessitates also having the option of the special meeting. This is to ensure that the annual meeting occurs as currently scheduled and that the Company affords its stockholders a level playing field at such meeting. The goal is for the Company not to hold two meetings, but rather to conduct one full and fair election as soon as possible.

The Concerned InfuSystem Stockholders urge those Company’s stockholders who have not submitted their WHITE Agent Designation cards in support of calling a Special Meeting to Innisfree M&A Incorporated, to do so promptly. The Concerned InfuSystem Stockholders will continue to deliver the additional Agent Designations they receive to the Company until the Company calls the requested special meeting of stockholders.

Stockholders with questions on how to submit agent designations should call the firm assisting the Concerned InfuSystem Stockholders with the solicitation, Innisfree M&A Incorporated, toll-free at 888-750-5834 (banks and brokers may call collect at 212-750-5833).

Investor Contact:

Ryan J. Morris

Managing Partner

Meson Capital Partners LLC

rmorris@mesoncapital.com

607-216-8905

The Definitive Proxy Statement of the Concerned InfuSystem Stockholders’ Solicitation to call a Special Meeting of Stockholders is publicly available at no charge through the website of the Securities and Exchange Commission at http://www.sec.gov. The Definitive Proxy Statement was mailed to stockholders on or about February 2, 2012.